Exhibit 10.1
THREE RIVERS PROVIDER NETWORK
AGREEMENT WITH
______________________________

This Agreement is made this 2 day of December 2010, by and between Three Rivers Provider Network, Inc., a Nevada Corporation (“TRPN”) and Pasadena SA Services a Provider Group of health care services.  TRPN contracts with hospitals, physicians, ancillaries and entities hereinafter referred to as “Provider” rendering medical and health care services at pre-determined rates as follows.

1.  Clients. Covered Services, Contract Rates: TRPN contracts with insurance companies, third party administrators, health plans, individuals and entities hereinafter referred to as “Clients” that directly or indirectly access TRPN contracted providers for covered services. Covered Services shall include all services that are medically necessary including health, workers’ compensation, automobile and general liability.  The rate used in conjunction with this Agreement will be a * discount off of Provider’s usual charge for covered services, less any applicable co-payments, co-insurance or deductibles.  Clients are obligated to make payment directly to provider only at the contracted rate as payment in full.  Provider shall not balance bill the patient upon receipt of payment in full at the contracted rate.  TRPN has no responsibility to make payments on behalf of Clients.  Payments shall be made within thirty (30) calendar days of receipt of clean claim.  Where a state mandated fee schedule exists, provider agrees to accept a * discount below the state schedule.  Payments made and cashed by the provider shall be accepted as payment in full and fulfillment of all terms of the agreement, providing the total payment including the member’s portion is not less than the contracted rate.

2.  Licenses, Standards of Care:  Provider agrees to deliver health care services that meet all legal standards of care complying with applicable Federal, State and Local laws and maintains the standards of NCQA and/or JCAHO.  The provider is delegated by TRPN to carry out and/or assign credentialing responsibilities.  Evidence of such licenses, certificates and standards shall be made available to TRPN upon request.

3.  Term and Termination:  This Agreement shall continue in effect for a period of two (2) years with automatic successive one (1) year terms.  This Agreement may be terminated by either party without cause with a ninety (90) day prior written notice to the other party at the mailing addresses listed under the signatures.  This Agreement may be immediately terminated with cause by TRPN should Provider lose applicable licenses, malpractice coverage, fail to honor the applicable contracted rates pursuant to this Agreement, or if any information provided in Attachment A is illegible, incomplete, or invalid.

4.  Dispute Resolution:  This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada.  Provider agrees to meet and confer in good faith to resolve any disputes that may arise under this Agreement. If a dispute between TRPN and Provider arises out of this Agreement and is not resolved, either party may submit the dispute to arbitration which shall be commenced and conducted in accordance with the Rules of Practice and Procedures of the Judicial Arbitration and Mediation Services, Inc. (“JAMS”) as in effect at the time (“JAMS Rules”).

5.  Attachment A:  All information provided in Attachment A of this Agreement is complete and accurate to the best of Provider’s knowledge and Provider shall immediately notify TRPN of any changes thereto.  Provider agrees to mark “N/A” next to any blank that is not applicable to Provider’s business.

6.  Faxed Signatures:  The parties agree that facsimile signatures of authorized representatives of the parties shall legally bind the parties to the terms and conditions of this Agreement as if the signatures were original and shall be considered evidence of a fully executed Agreement.

7.  Final Agreement:  All terms and conditions agreed upon by the parties are contained in this Agreement.  All prior negotiations, promises, agreements and representations, either spoke or written concerning the subject matter of this Agreement that are not set forth herein are null and void and have no bearing on this Agreement.

*
Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act.  Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the authorized parties hereto have executed this Agreement and intend to be bound thereby.

PROVIDER GROUP NAME (Please Print):	ATTENTION:LANI HAZELTON
TRPN CONTRACTING SPECIALIST

PASADENA SA SERVICES	THREE RIVERS PROVIDER NETWORK

Signature:	/s/ Jaime Olmo	Signature:	/s/ Todd Breeden
Title:	Chief Operating Officer	Name:	Todd Breeden, C.O.O.
Date:	12/2/2010	Mailing Address:	910 Hale Place, Suite 101
Chula Vista, CA 91914
Phone: (619) 600-4832 Date: 12/8/2010

ATTACHMENT A: PROVIDER INFORMATION
(Please attach a roster of all Providers that will be participating under this Agreement, use Addendum A)

Last Name:		Group/Practice Name:	Pasadena SA Services

First Name:		Primary Address:	P.O. Box 720417,
Houston, TX 77272
Tax ID:	35-2318354
		County:	Harris
National Provider Identifier (NPI):		Phone:	(713) 779-9800 Fax: (713) 779-9862

1669626677		Email: jaimeolmo@me.com
(If there is more than one NPI Number, please attach a listing.)
Other Practice and/or Billing Address: Yes □ / No □
Specialty:	LSA, CSA, SA-C, CST/CFA, CRNFA, RN CNOR	If “yes”, attach page with additional information

Subspecialty:	Surgical Assistant	Hospital Affiliations (list name, date and type):
First Assistant

Provider agrees to mark “N/A” next to any blank that is not applicable to Provider’s business.

ADDENDUM A:

PROVIDER LISTING & FACILITY LOCATIONS

_______________________________

i.
The attached roster of providers and or locations will be participating under this Agreement between Pasadena SA Services and Three Rivers Provider Network and shall include Tax Identification Numbers, NPI Numbers, Address(s), Phone and Fax Numbers.

Provider List
12/2/2010

Name	Credentials	License Number
National Provider Identifier

GARCIA, ABEL	LSA	SA00073
GARZA, AMANDO	CST/CFA	117328
SILVA, ARTURO J	CSA	118382
MEDINA, DONNA	SA-C	07-155
GUERRERO, FIDENCIO	SCT/CFA	119954
VILLARREAL, GEORGE	CSA	3323
FARRELL, JAMES	RN	696762
OLMO, JAIME	LSA	SA00184
RUSSELL, JAMES W	CST/CFA	111677
SKORUPPA, JACOB	LSA	SA00374
BENESH, LEORA	SA-C	09-268
TROMBLEY, PATRICIA	LSA	SA00156
TAMARGO, PEDRO	SA-C	08120
RODELA, ROBERT	SA-C	07252
WOLFORD, STEPHEN M	CST,CFA	118383
ROBIN, SCOTT	LSA	SA00090

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Provider List
12/2/2010

Name	Credentials	License Number
National Provider Identifier

EVANS, THADEUS J.	RN	781303
VIDAL LOPEZ, VALENTIN	CST	112413
BERRY, WILLIAM	CST/CFA	109540

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